UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On July 31, 2012, Cannabis Science, Inc., filed a lawsuit against Ivan Goldsmith, M.D., Mona Dever-Goldsmith, and a Nevada professional corporation, Goldsmith Health Care, Ltd. (collectively, “Defendants”).  Goldsmith Health Care, Ltd. currently operates under the trade name TrimCare.

 This action arises out of a failure of the parties to consummate a transaction which was memorialized through the executed share purchase agreement signed on June 1, 2012. Despite the Company’s transferring of the necessary purchase price (a combination of $150,000 and 5,000,000 shares of stock in the Company), Dr. Goldsmith and his company refused to consummate the transaction.

The lawsuit seeks compensatory and consequential damages, as well as injunctive and declaratory relief.  The lawsuit further seeks punitive damages against Mrs. Dever-Goldsmith for the intentional interference of a third party contract.

A copy of the complaint is attached hereto as Exhibit “99.1”.

Item 9.01         Financial Statements and Exhibits.

     Exhibit

     Number        Description

      99.1         Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: August 3, 2012	By:	/s/ Dr. Robert J. Melamede
Dr. Robert J. Melamede, President & C.E.O.